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                                   EXHIBIT (j)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report dated August 8, 2000, and to all references to our firm included in or made a part of this registration statement on Form N-1A of AHA Investment Funds, Inc. comprising the Full Maturity Fixed Income Portfolio, Limited Maturity Fixed Income Portfolio, Diversified Portfolio and Balanced Portfolio.


                                                             ARTHUR ANDERSEN LLP




Chicago, Illinois
August 22, 2000